UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 13, 2016 (December 12, 2016)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 12, 2016, Pacific Premier Bancorp, Inc., a Delaware corporation (“PPBI”), and Heritage Oaks Bancorp, a California corporation (“HEOP”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which HEOP will be merged with and into PPBI, with PPBI surviving (the “Corporate Merger”), immediately followed by the merger of HEOP’s wholly-owned bank subsidiary, Heritage Oaks Bank (“Heritage Oaks Bank”), with and into Pacific Premier Bank, the wholly-owned bank subsidiary of PPBI (“Pacific Premier”), with Pacific Premier surviving (the “Bank Merger”). The Corporate Merger and Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Proposed Transaction.” A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K. A summary of the material terms of the Merger Agreement follows.
Merger Consideration
The consideration payable to HEOP shareholders upon completion of the Proposed Transaction (the “Merger Consideration”) will consist of whole shares of PPBI common stock, par value $0.01 per share (“PPBI Common Stock”), and cash in lieu of fractional shares of PPBI Common Stock. Upon consummation of the Corporate Merger, each share of HEOP common stock, no par value per share (“HEOP Common Stock”), issued and outstanding immediately prior to the effective time of the Corporate Merger will be canceled and converted into the right to receive 0.3471 shares of PPBI Common Stock (the “Exchange Ratio”).
HEOP Options, Shares of Restricted Common Stock and Restricted Stock Units
Upon consummation of the Corporate Merger, each outstanding and unexercised option to acquire shares of HEOP Common Stock will be assumed by PPBI and converted automatically into an option to purchase shares of PPBI Common Stock (“Converted HEOP Option”), in accordance with the terms of the Heritage Oaks Bancorp 2015 Equity Incentive Plan and the 2005 Equity-Based Cooperation Plan (collectively the “HEOP Stock-Based Plan”). The number of shares of PPBI Common Stock subject to such Converted HEOP Option shall be equal to the number of shares of HEOP Common Stock subject to such Converted HEOP Option immediately prior to the closing of the Proposed Transaction multiplied by the Exchange Ratio, provided that any fractional shares of PPBI Common Stock resulting from such multiplication shall be rounded down to the nearest share. The per share exercise price under each such Converted HEOP Option will be adjusted by dividing the per share exercise price under each such option to purchase shares of HEOP Common Stock prior to its assumption and conversion by the Exchange Ratio, provided that such exercise price will be rounded up to the nearest cent.
Each cash-settled restricted stock unit issued under a HEOP Stock-Based Plan (a “HEOP Restricted Stock Unit”) which is vested and outstanding as of the closing of the Proposed Transaction, will be entitled to receive a single lump sum cash payment, equal to the sum of (i) the product of (A) and (B) where (A) equals the product of the number of HEOP Restricted Stock Units and the Exchange Ratio and (B) equals the average closing price of PPBI Common Stock during the 20 trading day period ending on the fifth business day prior to the effective time of the Corporate Merger (the “PPBI Average Share Price”), plus (ii) any dividends previously accrued under the HEOP Stock-Based Plans, provided that any fractional HEOP Restricted Stock Units remaining will receive an amount determined by multiplying the fractional share interest by the PPBI Average Share Price, rounded to the nearest whole cent.
Each unvested cash-settled HEOP Restricted Stock Unit which is outstanding as of the closing of the Proposed Transaction, will be assumed by PPBI and will be converted into a right to receive cash payments based upon the value of shares of PPBI Common Stock. Each unvested cash-settled HEOP Restricted Stock Unit assumed by PPBI will represent the right to receive cash payments based upon the value of shares of PPBI Common Stock. The number of shares of PPBI Common Stock referenced in each such cash-settled restricted stock unit will be equal to the number of shares of HEOP Common Stock subject to such cash-settled HEOP Restricted Stock Unit immediately prior to the effective time of the Corporate Merger multiplied by the Exchange Ratio, including any fractional shares of PPBI Common Stock. Any dividends accrued under the HEOP Stock-Based Plans with respect to cash-settled HEOP Restricted Stock Units will continue to be accrued and deferred until such time as the award vests and is paid.
Each unvested award of restricted shares of HEOP Common Stock (the “HEOP Restricted Stock”) that is outstanding as of the closing of the Proposed Transaction will be assumed by PPBI and converted into restricted shares of PPBI Common Stock. The number of shares of PPBI Common Stock subject to each award of PPBI restricted stock will be equal to the number of shares of HEOP Common Stock subject to such award of HEOP Restricted Stock immediately prior to the effective time of the Corporate Merger multiplied by the Exchange Ratio, provided that any fractional shares of PPBI Common Stock will receive cash in lieu of fractional shares of PPBI Common Stock.
PPBI will not assume outstanding performance-based restricted stock units issued for the performance period extending from January 1, 2016 through December 31, 2018 (the “HEOP Performance Restricted Stock Units”). The HEOP Performance Restricted Stock Units will become vested immediately prior to the effective time of the Corporate Merger, and each of the holders thereof will be entitled to receive a single lump sum cash payment equal to the product of (A), (B) and (C), where (A) equals 100% of the target number of shares of HEOP Common Stock subject to the HEOP Performance Restricted Stock Units, (B) equals the Exchange Ratio, and (C) equals the PPBI Average Share Price.

Shareholder Agreements
As an inducement for PPBI to enter into the Merger Agreement, each director and certain executive officers of HEOP who owns shares of HEOP Common Stock, reflecting an aggregate of approximately 30.73% of the outstanding HEOP Common Stock, entered into a shareholder agreement with PPBI and HEOP pursuant to which he or she agreed, among other things, to vote all shares of HEOP Common Stock beneficially owned by him or her in favor of adoption and approval of the Merger Agreement and any other matters required to be approved for the consummation of the Proposed Transaction at any meeting of the shareholders of HEOP. These shareholders also agreed to certain restrictions on their ability to transfer their shares of HEOP Common Stock until at least a majority of all issued and outstanding shares of HEOP Common Stock have been irrevocably voted in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. In addition, subject to certain enumerated exceptions, these shareholders agreed to refrain from soliciting customers and employees of HEOP or its subsidiaries for a period of two (2) years subject to, and following the closing of the Proposed Transaction. The shareholder agreement is substantially in the form included as Annex A to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.
Assumption of HEOP Indenture Obligations
In connection with the closing of the Proposed Transaction, PPBI will assume the obligations under HEOP’s three (3) indentures (the “Indentures”). In connection with the assumption of the Indentures, PPBI and HEOP will enter into supplemental indentures or other documents reasonably required by the trustees to make such assumptions effective. Pursuant to the Indentures, HEOP had junior subordinated debentures issued and outstanding with a carrying value of $10.6 million as of September 30, 2016.
Appointment of Directors
Pursuant to the Merger Agreement, PPBI is required to take all action necessary to appoint or elect, effective as of the effective time of the Proposed Transaction, three individuals, each of whom must be mutually agreeable to PPBI and HEOP, as directors of PPBI and Pacific Premier. HEOP and PPBI have selected Simone F. Lagomarsino, the President and Chief Executive Officer of HEOP and Heritage Oaks Bank, Michael J. Morris, Chairman of the Board of HEOP and Heritage Oaks Bank, and Michael E. Pfau, Vice-Chairman of the Board of HEOP and Heritage Oaks Bank. Each individual will serve until the first annual meeting of shareholders of PPBI following the effective time of the Proposed Transaction and until his or her successor is elected and qualified. Subject to the fiduciary duties of the PPBI Board of Directors, PPBI is required to include such individuals on the list of nominees for director presented by the PPBI Board of Directors and for which the PPBI Board of Directors will solicit proxies at the first annual meeting of shareholders of PPBI following the effective time of the Proposed Transaction.
Employment Agreements
Pursuant to the terms of the Merger Agreement, Pacific Premier has entered into employment agreements with Rob Osterbauer and Brooks Wise, which will become effective upon consummation of the Proposed Transaction. Pursuant to the terms of their respective employment agreements, Messrs. Osterbauer and Wise will each be employed as an Executive Vice President, Market President, of Pacific Premier. The terms of their employment will be one (1) year, subject to earlier termination as provided in the employment agreements.
Representations and Warranties
The Merger Agreement contains customary representations and warranties from HEOP to PPBI, which are qualified by the confidential disclosures provided by HEOP to PPBI, and customary representations and warranties from PPBI to HEOP.

Business Pending the Proposed Transaction
HEOP is required under the Merger Agreement to conduct its business in the ordinary and usual course, consistent with past practice, to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and PPBI the goodwill of the customers of HEOP and others with whom business relations exist.
Conditions to the Proposed Transaction
The consummation of the Proposed Transaction is subject to a number of conditions, which include: (i) the approval of the Merger Agreement by HEOP’s shareholders and the approval of the issuance of shares of PPBI Common Stock by PPBI’s shareholders; (ii) as of the month-end prior to the closing of the Proposed Transaction, Heritage Oaks Bank must have an aggregate outstanding balance of non-maturity deposits equal to at least $1.25 billion; (iii) as of the closing of the Proposed Transaction, HEOP shall have tangible common equity of not less than $183.0 million, subject to certain assumptions and adjustments that are set forth in the Merger Agreement; (iv) the receipt of all necessary regulatory approvals for the Proposed Transaction, without the imposition of conditions or requirements, other than conditions or requirements related to remedial actions, that the PPBI board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the economic benefits of the Proposed Transaction; (v) the absence of any regulation, judgment, decree, injunction or other order of a governmental authority which prohibits the consummation of the Proposed Transaction or which prohibits or makes illegal the consummation of the Proposed Transaction; (vi) the effective registration of the shares of PPBI Common Stock to be issued to HEOP’s shareholders with the Securities and Exchange Commission (the “SEC”) and the approval of such shares for listing on the Nasdaq Global Market; (vii) all representations and warranties made by PPBI and HEOP in the Merger Agreement must remain true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a material adverse effect; and (viii) PPBI and HEOP must have performed their respective obligations under the Merger Agreement in all material respects.
Termination Fee
HEOP must pay PPBI a termination fee in the amount of $15.0 million if the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement.
Expenses of the Proposed Transaction
Each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
In addition, such representations and warranties (i) will not survive consummation of the Proposed Transaction, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach of the provisions of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding PPBI, Pacific Premier, HEOP, Heritage Oaks Bank, or their respective affiliates or their respective businesses.
ITEM 7.01.    REGULATION FD DISCLOSURE

PPBI has prepared an investor presentation regarding the Proposed Transaction, which it expects to use in connection with presentations to analysts and investors. The presentation is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The preceding information, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 8.01.    OTHER EVENTS.

On December 13, 2016, PPBI and HEOP issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K. For additional information about the Proposed Transaction, see Item 1.01 of this Current Report on Form 8-K.
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Forward Looking Statements
This Current Report on Form 8-K may contain forward-looking statements regarding PPBI, Pacific Premier, HEOP, Heritage Oaks Bank and the Proposed Transaction. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward- looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; governmental approval of the Proposed Transaction may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the Proposed Transaction; conditions to the closing of the Proposed Transaction may not be satisfied; the HEOP shareholders may fail to approve the consummation of the Proposed Transaction and the shareholders of PPBI may not approve the issuance of PPBI Common Stock in connection with the Proposed Transaction. Annualized, pro forma, projected and estimated numbers in this press release are used for illustrative purposes only, are not forecasts and may not reflect actual results.
PPBI, Pacific Premier, HEOP and Heritage Oaks Bank undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
Additional Information About the Merger and Where to Find It
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
In connection with the proposed acquisition transaction, a registration statement on Form S-4 will be filed with the SEC by PPBI. The registration statement will contain a joint proxy statement/prospectus to be distributed to the shareholders of HEOP and PPBI in connection with their vote on the acquisition. SHAREHOLDERS OF HEOP AND PPBI ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final joint proxy statement/prospectus will be mailed to shareholders of HEOP and PPBI. Investors and security holders will be able to obtain those documents, and any other documents PPBI and HEOP have filed with the SEC, free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by PPBI and HEOP will be available free of charge by (1) accessing PPBI’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) accessing HEOP’s website at www.heritageoaksbank.com under the “Investor Relations” link and then under the heading “SEC Filings,” (3) writing PPBI at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations or (4) writing HEOP at 1222 Vine Street Paso Robles, CA 93446, Attention: Corporate Secretary.
The directors, executive officers and certain other members of management and employees of PPBI may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about the directors and executive officers of PPBI is included in the proxy statement for its 2016 annual meeting of PPBI shareholders, which was filed with the SEC on April 27, 2016. The directors, executive officers and certain other members of management and employees of HEOP may also be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of HEOP. Information about the directors and executive officers of HEOP is included in the proxy statement for its 2016 annual meeting of HEOP shareholders, which was filed with the SEC on April 26, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number

2.1	Agreement and Plan of Reorganization, dated as of December 12, 2016, by and between Pacific Premier Bancorp, Inc. and Heritage Oaks Bancorp.

99.1	Investor Presentation, dated December 13, 2016.

99.2	Press release, dated December 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: December 13, 2016        By: /s/ Steve R. Gardner
Steve R. Gardner
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

2.1	Agreement and Plan of Reorganization, dated as of December 12, 2016, by and between Pacific Premier Bancorp, Inc. and Heritage Oaks Bancorp.

99.1	Investor Presentation, dated December 13, 2016.

99.2	Press release, dated December 13, 2016.